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                                                                 EXHIBIT 10.1(b)

                       GUARANTEE AND COLLATERAL AGREEMENT

                  GUARANTEE AND COLLATERAL AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "Agreement"), dated as of March 25, 2004, made by RURAL CELLULAR CORPORATION, a Minnesota corporation (the "Borrower"), and each of the subsidiaries of the Borrower that are signatories hereto (such subsidiaries together with any other subsidiary that may become a party hereto as provided herein, the "Guarantors"; the Borrower and the Guarantors being referred to collectively herein as the "Pledgors"), in favor of LEHMAN COMMERCIAL PAPER INC., as Administrative Agent (in such capacity, together with its successors, the "Administrative Agent") for the Secured Parties (as defined herein).

                              W I T N E S S E T H:

                  WHEREAS, pursuant to the Credit Agreement dated as of March 25, 2004 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") by and among the Borrower, the banks and other financial institutions or entities (the "Lenders") from time to time a party thereto, the Administrative Agent and Bank of America, N.A., as Documentation Agent, the Lenders have severally agreed to make Loans to the Borrower and participate in Letters of Credit upon the terms and subject to the conditions set forth therein;

                  WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Pledgor;

                  WHEREAS, the proceeds of the Loans and Letters of Credit under the Credit Agreement may be used in part to enable the Borrower to make valuable transfers to one or more of the other Pledgors in connection with the operation of their respective businesses;

                  WHEREAS, the Borrower and the other Pledgors are engaged in related businesses, and each Pledgor will derive substantial direct and indirect benefit from the making of the Loans and the issuing of Letters of Credit under the Credit Agreement; and

                  WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrower and participate in Letters of Credit under the Credit Agreement that the Pledgors shall have executed and delivered this Agreement to the Administrative Agent, for the ratable benefit of the Secured Parties;

                  NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the other Lenders to enter into the Credit Agreement and to induce the Lenders to make the Loans to the Borrower and participate in Letters of Credit thereunder and for other good and valuable consideration the receipt and sufficiency of

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                                                                               2

which are hereby acknowledged, each Pledgor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

                                    SECTION 1

                                  DEFINED TERMS

                  1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms which are defined in the UCC on the date hereof are used herein as so defined: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Commodity Account, Deposit Account, Documents, Electronic Chattel Paper, Equipment, Fixtures, General Intangibles, Instruments, Inventory, Letter-of-Credit Rights, Proceeds, Promissory Note, Securities Account and Supporting Obligations.

                           (b) The following terms shall have the following
meanings:

                  "Account Agent" has the meaning assigned to such term in the Intercreditor Agreement.

                  "Account Institution" means (i) with respect to any Controlled Account that is a Deposit Account, the bank at which such account is held and
(ii) with respect to any Controlled Account that is a Securities Account, the securities intermediary for such Securities Account.

                  "Alexandria Regulatory Reserve Account" means any and all segregated Deposit Accounts maintained at KeyBank National Association in the name of Alexandria Indemnity Corporation Loss Reserve Account or any and all replacements of such accounts, in each case to the extent set up and maintained by Alexandria Indemnity solely for the purpose of satisfying any regulatory reserve requirement.

                  "Administrative Agent" has the meaning assigned to such term in the preamble to this Agreement.

                  "Agreement" has the meaning assigned to such term in the preamble to this Agreement.

                  "Associated Operations and Liabilities" means business operations and liabilities associated with the acquisition of a Restricted PCS Block C or F License or control of the holder of a Restricted PCS Block C or F License by TLA Spectrum.

                  "Borrower" has the meaning assigned to such term in the preamble to this Agreement.

                  "Borrower Obligations" means, collectively, each Obligation of the Borrower to any Secured Party.

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                                                                               3

                  "Collateral" has the meaning assigned to such term in Section
3.

                  "Collateral Account" means any collateral account established by the Administrative Agent as provided in Section 6.1 or 6.4.

                  "Contracts" means all construction contracts, subscriber contracts, customer service agreements, management agreements, rights of way, easements, pole attachment agreements, transmission capacity agreements, public utility contracts, and other agreements to which the Pledgor is a party, whether now existing or hereafter arising, but excluding any Contract which is Excluded Property.

                  "Control Event" means either (i) an Event of Default described in Article VII (a), (b), (d) (with respect to Section 6.12 of the Credit Agreement only) or (h) through (j) of the Credit Agreement has occurred and is continuing or (ii) the Loans have become due and payable prior to the Maturity Date as a result of any Event of Default pursuant to Article VII.

                  "Controlled Accounts" means all Included Deposit Accounts and all Same-Institution Accounts.

                  "Copyright Licenses" means any written agreement providing for the grant by or to any Pledgor of any right under any Copyright (including, without limitation, those registered copyrights listed on Schedule 4.7).

                  "Copyrights" means (i) all copyrights arising under the laws of the United States, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed on Schedule 4.7), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

                  "Credit Agreement" has the meaning assigned to such term in the recitals to this Agreement.

                  "Dropdown Subsidiary" means a Wholly Owned Subsidiary that is a direct Subsidiary of RCC Atlantic or RCC Holdings formed for the purpose of holding the FCC Licenses held as of the date hereof by such entity.

                  "Eligible Entity" means a Person that is eligible to hold or acquire PCS Block C or F licenses, as specified in the rules, regulations and orders of the FCC, including, without limitation, 47 C.F.R. Sections 24.709 & 24.839.

                  "Excluded Disbursement Account" means any Deposit Account that is a disbursement, payroll, tax or impress account (other than any Existing Controlled Deposit Account or Same-Institution Account) but only if (1) such account has a zero balance as of the end of each day, (2) the Pledgors do not transfer during any day into such account

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                                                                               4

any funds exceeding the amount reasonably expected to be paid from such account during such day and (3) no other Person has a control agreement on such account.

                  "Excluded Permitted Lien Property" means any property or assets of the Pledgors that are subject to the following Permitted Liens (but only to the extent that (i) the agreements relating to such Liens prohibit the creation of Liens in favor of the Administrative Agent on any such property or assets or (ii) the grant of a Lien on any such property or assets would constitute or result in the abandonment, invalidation or unenforceability of any material right under any such agreement):

                           (a) Liens on Securities Accounts and Deposit Accounts
permitted under clause (c) or (d) of the definition of Permitted Encumbrances in the Credit Agreement,

                           (b) Liens permitted under Section 6.02(iii), (iv),
(v), (vi), (viii) or (x) of the Credit Agreement,

                           (c) Liens permitted under Section 6.02(ix) of the
Credit Agreement with respect to replacements of Liens permitted under Section 6.02(iii) of the Credit Agreement, and

                           (d) Liens permitted under Section 6.02(xi) of the
Credit Agreement on property or assets the Fair Market Value of which does not exceed $10,000,000 in the aggregate; provided that no property or assets shall constitute Excluded Permitted Lien Property pursuant to this clause (d) unless such property or assets constitutes "Excluded Permitted Lien Property" pursuant to clause (d) of the definition of "Excluded Permitted Lien Property" in the Collateral Agreement (as defined in the New Indenture);

provided that Excluded Permitted Lien Property will not include any property or assets of a Pledgor subject to (x) a Permitted Lien described in clauses (a),
(b) or (c) above that was created during the continuance of an Event of Default under the Credit Agreement or an event of default under the New Indenture or (y) a Permitted Lien described in clause (d) above that was created during the continuance of a Default or an Event or Default under the Credit Agreement or an event of default under the New Indenture.

                  "Excluded Property" means (a) any Chattel Paper, Promissory Note, Lease, Contract, General Intangible, license, property right or agreement (collectively, "Contract Collateral") to which any Pledgor is a party (i) to the extent that the grant of a security interest therein by such Pledgor would constitute or result in the abandonment, invalidation or unenforceability of any material right, title or interest of such Pledgor under such Contract Collateral, (ii) to the extent that the terms of such Contract Collateral prohibit the creation by such Pledgor of a security interest therein or (iii) to the extent that any Requirement of Law applicable thereto prohibits the creation of a security interest therein (other than, in the case of clauses (i), (ii) and (iii), to the extent that any such result would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, or 9-409 of the UCC), (b) any Capital Stock of Wireless Alliance or Cellular 2000 or (c) the

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Alexandria Regulatory Reserve Account; provided that any Proceeds, substitutions or replacements of any Excluded Property shall not themselves be Excluded Property (unless such Proceeds, substitutions or replacements would constitute property described in clause (a), (b) or (c) above).

                  "Existing Control Agreement" means the Blocked Account Control Agreement among the Borrower, Toronto Dominion (Texas), Inc. and U.S. Bank National Association as in effect prior to the date hereof in the form attached as Exhibit A hereto.

                  "Existing Controlled Deposit Accounts" means all Deposit Accounts covered by the Existing Control Agreement.

                  "FCC License" has the meaning assigned to the term "License" in the Credit Agreement

                  "Guarantors" has the meaning assigned to such term in the preamble to this Agreement.

                  "Included Deposit Accounts" means (x) all Deposit Accounts that are Existing Controlled Deposit Accounts, and (y) all other Deposit Accounts of the Pledgors, other than (i) Excluded Disbursement Accounts, (ii) Excluded Permitted Lien Property and the Alexandria Regulatory Reserve Account and (iii) Deposit Accounts to the extent that the aggregate amount of funds credited to all such Deposit Accounts does not exceed $10,000,000 at any time outstanding and no other Person has a control agreement on such Deposit Accounts. For the avoidance of doubt, the term "Included Deposit Accounts" shall not include any Collateral Account.

                  "Intellectual Property" means, collectively, all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

                  "Investment Property" means the collective reference to (i) all "investment property" as such term is defined in Section 9-102(a)(49) of the UCC and (ii) whether or not constituting "investment property" as so defined, all Pledged Notes and all Pledged Stock.

                  "Issuers" means, collectively, the issuers of Pledged Stock.

                  "Leases" means all lease agreements for personal property or fixtures to which any Pledgor is a party, whether now existing or hereafter arising, but excluding any Lease that is Excluded Property.

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                                                                               6

                  "Lenders" has the meaning assigned to such term in the recitals to this Agreement.

                  "Material Adverse Tax Effect" means, with respect to the transfer or acquisition of an FCC License, an adverse tax consequence to the Borrower and its Subsidiaries (after taking into account any applicable tax benefits, including the application of any net operating loss carryforwards that will expire during the then-current tax year) in an amount that exceeds the lesser of (x) 2.0% of the Fair Market Value of the FCC License to be acquired or transferred and (y) $200,000.

                  "Material Intellectual Property" means all Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses that are included in the Collateral and (a) used in or necessary for the conduct of the Pledgors' respective businesses as currently conducted and (b) material to the business, assets, operations, properties or condition (financial or otherwise) of the Pledgors, taken as a whole; and "Material Patent" and "Material Trademark" mean all Patents and Trademarks, respectively, that meet the criteria described in clauses (a) and (b) above.

                  "Other Receivables" means those Promissory Notes, other Instruments, negotiable documents and Chattel Paper which, collectively, evidence Receivables or other obligations of the Pledgors in an aggregate amount not in excess of $1,000,000 in any fiscal year.

                  "Patents" means (i) all letters patent of the United States, all reissues thereof and including, without limitation, any of the foregoing referred to in Schedule 4.7, (ii) all applications for letters patent of the United States and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to on
Schedule 4.7, and (iii) all rights to obtain any reissues or extensions of the foregoing.

                  "Patent Licenses" means any written agreements providing for the grant by or to any Pledgor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 4.7.

                  "Permitted Control Agreement" means, with respect to any Controlled Account, a control agreement among the Pledgor that owns such Controlled Account, the Account Institution for such Controlled Account and the Account Agent, which control agreement meets the requirements of Section 5.16 of this Agreement.

                  "Pledged Notes" means all Promissory Notes issued to or held by any Pledgor, including, without limitation, the Promissory Notes listed on
Schedule 4.5.

                  "Pledged Securities" means, collectively, all Pledged Notes and all Pledged Stock.

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                  "Pledged Stock" means all the Capital Stock issued by any
Subsidiary that may be issued or granted to, or held by, any Pledgor while this Agreement is in effect, including, without limitation, the Capital Stock listed on Schedule 4.5, but excluding any Capital Stock that is Excluded Property.

                  "Pledgor" has the meaning assigned to such term in the preamble to this Agreement.

                  "RCC Atlantic" means RCC Atlantic, Inc., a Minnesota corporation.

                  "RCC Holdings" means RCC Holdings, Inc., a Minnesota corporation.

                  "Receivable" means any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

                  "Restricted PCS Block C or F License" means an FCC License in PCS Frequency Block C or F that has been in effect for a period of less than five years from its initial grant, such that it may only be held by or assigned to an Eligible Entity.

                  "Same-Institution Accounts" means all Deposit Accounts and Securities Accounts that are maintained with the same financial institution where any Pledgor has any Included Deposit Account. For the avoidance of doubt, the term "Same-Institution Account" shall not include any Collateral Account.

                  "Secured Documents" as used herein means all Loan Documents and all Hedging Agreements with Secured Hedging Counterparties.

                  "Secured Hedging Counterparty" means any counterparty to a Hedging Agreement that was the Administrative Agent or a Lender or an Affiliate of a Lender at the time such Hedging Agreement was entered into.

                  "Secured Parties" means, collectively, (i) the Administrative Agent, (ii) the Lenders (including, without limitation, any Issuing Bank and any Swing Line Lender), (iii) a Secured Hedging Counterparty and (iv) the permitted successors and assigns of any of the foregoing.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Termination Date" shall have the meaning assigned to such term in Section 2.1(d).

                  "Trademarks" means (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the

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                                                                               8

United States, any State thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the registered trademarks and trademark applications referred to on Schedule 4.7, and (ii) the right to obtain all renewals thereof.

                  "Trademark License" means any written agreement providing for the grant by or to any Pledgor of any right to use any Trademark, including, without limitation, any of the foregoing referred to on Schedule 4.7.

                  1.2 Other Definitional Provisions. (a) The words "hereof," "herein," "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

                           (b) The meanings given to terms defined herein shall
be equally applicable to both the singular and plural forms of such terms.

                           (c) Where the context requires, terms relating to the
Collateral or any part thereof, when used in relation to a Pledgor, shall refer to such Pledgor's Collateral or the relevant part thereof.

                                    SECTION 2

                                    GUARANTEE

                  2.1 Guarantee. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, as primary obligor and not merely as surety, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise, but after the expiration of any grace period or the giving of any required notice provided for in the Credit Agreement or other Secured Document) of the Borrower Obligations.

                           (b) Anything herein or in any other Loan Document to
the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Secured Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

                           (c) Each Guarantor agrees that the Borrower
Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent hereunder.

                           (d) The guarantee contained in this Section 2 shall
remain in full force and effect until the date (the "Termination Date") on which all of the following shall have occurred, notwithstanding that from time to time prior thereto the Borrower

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                                                                               9

may be free from any Borrower Obligations: (i) the principal of and interest on each Loan and all fees and other amounts then payable in respect of the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full, (ii) all Letters of Credit shall have been Fully Satisfied, (iii) all Hedging Agreements with Secured Hedging Counterparties shall have been terminated or fully cash collateralized in a manner reasonably satisfactory to the Administrative Agent and (iv) the Revolving Commitments shall have been terminated.

                           (e) Prior to the Termination Date, no payment made by
the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any other Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the enforceability of this Agreement with respect to any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Termination Date.

                           (f) By written notice to the Administrative Agent,
any Guarantor organized under the laws of the State of Minnesota may revoke prospectively the guarantee contained in this Section 2 only as to such Guarantor and only as to any New Extension of Revolver Credit under the Credit Agreement made after the time of actual receipt of such notice by the Administrative Agent to the extent such New Extension of Revolver Credit was not committed for at the time of such actual receipt. Such revocation shall not be effective as to any Indebtedness existing or committed for at the time of such actual receipt of such notice or as to any accrued interest thereon whether arising before or after such receipt, or as to any renewals, extensions or refinancings thereof, or as to any other Borrower Obligations that were outstanding or committed for at the time of such actual receipt or that arise, whether before or after such receipt, from events or circumstances existing at or prior to such receipt. Any revocation given in accordance with this clause
(f) shall constitute an immediate Event of Default under clause (o) of Article VII of the Credit Agreement.

                  2.2 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent for the ratable benefit of the Secured Parties, and each Guarantor shall remain liable to the Administrative Agent for the ratable benefit of the Secured Parties for the full amount guaranteed by such Guarantor hereunder.

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                                                                              10

                  2.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any other Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any other Secured Party against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any other Secured Party for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until the Termination Date. If any amount shall be paid to any Guarantor on account of such subrogation, contribution or reimbursement rights at any time prior to the Termination Date, such amount shall be held by such Guarantor in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Guarantor, and shall, promptly upon receipt by such Guarantor, be turned over to the Administrative Agent in substantially the same form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

                  2.4 Amendments, etc. with respect to the Borrower Obligations. Each Guarantor shall remain obligated hereunder until the Termination Date notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Administrative Agent or any other Secured Party may be rescinded by the Administrative Agent or such other Secured Party and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any other Secured Party, and the Credit Agreement and the other Secured Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any other Secured Party for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

                  2.5 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any other Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2

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                                                                              11

and the grant of the security interests pursuant to Section 3; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2 and the grant of the security interests pursuant to Section 3. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the other Guarantors with respect to the Borrower Obligations to the extent permitted by applicable law. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to
(a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any other Secured Party,
(b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any other Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

                  2.6 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

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                                                                              12

                  2.7 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in immediately available funds in dollars (as defined in the Credit Agreement) at the office of the Administrative Agent as provided in Section 2.17(a) of the Credit Agreement.

                  2.8 Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's and each other Guarantor's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Borrower Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that the Administrative Agent will not have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

                                    SECTION 3

                           GRANT OF SECURITY INTEREST

                  Each Pledgor hereby pledges and grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by such Pledgor or in which such Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Pledgor's
Obligations:

                           (a) all Accounts;

                           (b) all Chattel Paper;

                           (c) all Commercial Tort Claims of such Pledgor
described on Schedule 4.11 as supplemented by any written notification given by a Pledgor to the Administrative Agent pursuant to Section 5.13;

                           (d) all Deposit Accounts;

                           (e) all Documents;

                           (f) all Equipment;

                           (g) to the extent permitted by applicable law, all
FCC Licenses (including, without limitation, those listed in Schedule 4.9);

                           (h) all Fixtures;

                           (i) all General Intangibles (other than FCC
Licenses), including, without limitation, all Contracts and Leases;

                           (j) all Instruments;

                           (k) all Intellectual Property;

                           (l) all Inventory;

                           (m) all Investment Property;

                           (n) all Letter-of-Credit Rights;

                           (o) all other personal property not otherwise
described above;

                           (p) all books and records pertaining to the
Collateral; and

                           (q) to the extent not otherwise included, all
Proceeds (including, without limitation, the proceeds of the sale, lease or assignment of any FCC License or of any rights thereunder and all insurance proceeds), Supporting Obligations, substitutions and replacements for, accessions to and accessories for, and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, however, that the foregoing grant of a security interest shall not include a security interest in Excluded Property; provided further, that at any time that any Collateral constitutes Excluded Permitted Lien Property, the security interest of the Administrative Agent in such Excluded Permitted Lien Property shall immediately and automatically terminate as at such time and such Excluded Permitted Lien Property shall cease to constitute Collateral if such Excluded Permitted Lien Property is not "Collateral" under and as defined in the New Indenture or is simultaneously released from the Lien of the Collateral Trustee (as defined in the New Indenture) pursuant to the terms of the Collateral Agreement (as defined in the New Indenture); and provided further, however, that if and when the prohibition or impediment which prevents such Excluded Permitted Lien Property to be included in the Collateral is removed or otherwise terminated, the applicable Pledgor shall be deemed to grant to the Administrative Agent for the ratable benefit of the Secured Parties, and the Administrative Agent, for the ratable benefit of the Secured Parties, will be deemed to have a security interest in such Excluded Permitted Lien Property, and such Excluded Permitted Lien Property shall again constitute Collateral for all purposes hereunder.

                                    SECTION 4

                         REPRESENTATIONS AND WARRANTIES

                  To induce the Administrative Agent and the Lenders to enter into the Credit Agreement, the Secured Hedging Counterparties to enter into Hedging Agreements, the Lenders to make the Loans to the Borrower and participate in Letters of Credit thereunder, and the Issuing Bank to issue such Letters of Credit, each of the Borrower, as to itself and each other Pledgor, and each other Pledgor, as to itself, hereby represents and warrants to the Administrative Agent for the ratable benefit of the Secured Parties that:

                  4.1 Title; No Other Liens. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and other Permitted Liens, such Pledgor owns or has rights in each item of the Collateral free and clear of any and all other Liens. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement.

                  4.2 Perfected First Priority Liens. (a) This Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral. The security interests granted pursuant to this Agreement (i) when financing statements in appropriate form are filed in the offices specified on Schedule 4.2, which schedule shall be deemed automatically updated from time to time in accordance with information provided pursuant to Section 5.03 of the Credit Agreement, such security interest shall constitute a perfected Lien on, and security interest in, all right, title and interest of the Pledgors in such Collateral in which a security interest can be perfected by filing under the Uniform Commercial Code, and (ii) when the Collateral which may be perfected by possession or control is delivered to the Administrative Agent or the Administrative Agent obtains control over such Collateral, such security interest shall constitute a perfected Lien on, and security interest in, all right, title and interest of the Pledgors in such Collateral, in the case of clause (i) and (ii) subject to no Liens other than Permitted Liens; provided that, in the case of any Permitted Junior Liens on any assets or property included in the Collateral, the Liens securing the Obligations take priority over such Permitted Junior Liens and, in the case of Liens permitted under clause (n) of the definition of "Permitted Encumbrances" in the Credit Agreement on any assets or property included in the Collateral, such Permitted Liens are equal and ratable with the Liens securing the Obligations.

                  (b) When this Agreement (or any short form hereof mutually agreed upon by the Borrower and the Administrative Agent for purposes of such filing) is filed in the United States Patent and Trademark Office and the United States Copyright Office and steps are taken under applicable foreign law to the extent of Intellectual Property created under such law, and, with respect to Intellectual Property in which a security interest cannot be perfected solely by such filings, upon the filing of the financing statements referred to in clause
(a) above, the security interest granted pursuant to this Agreement shall constitute a perfected Lien on, and security interest in, all right, title and interest of the Pledgors in the Intellectual Property included in the Collateral subject to no Liens other than Permitted Liens; provided that, in the case of any Permitted Junior Liens on any Intellectual Property included in the Collateral, the Liens securing the Obligations shall take priority over such Permitted Junior Liens and, in the case of Liens permitted under clause (n) of the definition of "Permitted Encumbrances" in the Credit Agreement on any Intellectual Property included in the Collateral, such Permitted Liens are equal and ratable with the Liens securing the Obligations (it being understood that subsequent recordings in the United States Patent and Trademark Office and the

United States Copyright Office and steps taken under applicable foreign law with respect to Intellectual Property created under such law may be necessary to perfect a lien on registered Trademarks, Trademark applications, Patents, Patent applications and registered Copyrights and Copyright applications acquired by such Pledgor after the date hereof).

                  4.3 Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Pledgor's jurisdiction of organization, identification number from the jurisdiction of organization (if any) and the location of such Pledgor's chief executive office is specified on Schedule 4.3. On or prior to the date hereof, such Pledgor has furnished to the Administrative Agent a certified charter, certificate of incorporation or other organization document and long-form good standing certificate from its jurisdiction of organization as of a date which is recent to the date hereof.

                  4.4 Inventory and Equipment. On the date hereof, the material Inventory and the material Equipment (other than mobile goods) of each Pledgor are located in the States listed on Schedule 4.4.

                  4.5 Pledged Securities. (a) Schedule 4.5 sets forth a complete and accurate list of all shares of Pledged Stock held by each Pledgor as of the date hereof.

                           (b) The shares of Pledged Stock pledged by such
Pledgor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Subsidiary owned by such Pledgor.

                           (c) All the shares of the Pledged Stock held by such
Pledgor have been duly and validly issued or the equivalent, if applicable, with respect to any limited liability company, and are fully paid and nonassessable or the equivalent, if applicable, with respect to any limited liability company.

                           (d) As of the date hereof, each of the Pledged Notes
set forth on Schedule 4.5, to the knowledge of the Borrower if made by any Person other than the Borrower or a Subsidiary or Excluded Subsidiary of the Borrower, constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                           (e) Except to the extent resulting from a transaction
after the date hereof not prohibited by the terms hereof and of the Credit Agreement and except as set forth on Schedule 3.12(a) of the Credit Agreement, all outstanding Capital Stock of each Subsidiary is owned by the Borrower or another Subsidiary, in each case free and clear of any Lien other than Liens described in clause (a), (e) or (g) of the definition of "Permitted Encumbrances" in the Credit Agreement and Liens arising under the Security Documents and Liens described in Section 6.02(vii) of the Credit Agreement.

                  4.6 Receivables. As of the date hereof, the aggregate amount of Receivables that are owed to the Pledgors by obligors that are Governmental Authorities does not constitute a material portion of all Receivables owed to the Pledgors.

                  4.7 Intellectual Property. (a) Schedule 4.7 lists all applications for registration and registered Intellectual Property owned by such Pledgor in its own name on the date hereof.

                           (b) On the date hereof, all Material Intellectual
Property is valid, subsisting, unexpired and, to the knowledge of such Pledgor, is enforceable and has not been abandoned and does not, to the knowledge of such Pledgor, infringe the intellectual property rights of any other Person.

                           (c) Except as set forth on Schedule 4.7, on the date
hereof, none of the Material Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Pledgor is the licensor or franchisor.

                           (d) No holding, decision or judgment has been
rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Pledgor's rights in, any Material Intellectual Property, other than routine office actions in the course of prosecution of pending Patent and Trademark applications.

                           (e) Except as set forth on Schedule 4.7, no action or
proceeding is pending, or, to the knowledge of such Pledgor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any Material Intellectual Property or such Pledgor's ownership interest therein, other than routine office actions in the course of prosecution of pending Patent and Trademark applications, or (ii) which, if adversely determined, would have a material adverse effect on the value of any Material Intellectual Property.

                  4.8 Deposit Accounts; Securities Accounts. On the date hereof, such Pledgor does not have any Deposit Accounts or Securities Accounts that are not listed on Schedule 4.8 (other than demand deposit accounts of the type referred to in Section 6.05(v) of the Credit Agreement that are neither Included Deposit Accounts nor Same- Institution Accounts). None of the Deposit Accounts or Securities Accounts of the Pledgors was subject to a control agreement prior to the date hereof other than the Existing Controlled Deposit Accounts.

                  4.9 FCC Licenses. Schedule 4.9 sets forth a complete and accurate list of the FCC Licenses in effect on the date hereof.

                  4.10 Transmitting Utility. Each of the Pledgors listed on
Schedule 4.10 is a person primarily engaged in the business of transmitting communications electrically, electromagnetically or by light on the date hereof.

                  4.11 Commercial Tort Claims. On the date hereof, such Pledgor does not hold any Commercial Tort Claim which might reasonably result in awarded damages

(less any and all legal and other expenses incurred or reasonably expected to be incurred by such Pledgor) in excess of $500,000 that is not listed in Schedule 4.11.

                  4.12 Letter-of-Credit Rights. On the date hereof, such Pledgor is not the beneficiary under any letter of credit with a face amount in excess of $500,000 issued in favor of such Pledgor that is not listed on Schedule 4.12.

                  4.13 Material Collateral. Such Pledgor does not own, or have any other right or interest in, any asset or property included in the Collateral (other than FCC Licenses) that cannot be perfected in the manner described in
Section 4.2 (collectively, "Non-Perfected Assets"), except for Non-Perfected Assets which together with the Non-Perfected Assets of all other Pledgors, in the aggregate are not material to the Borrower and its Subsidiaries taken as a whole.

                                    SECTION 5

                                    COVENANTS

                  The Borrower, as to itself and each other Pledgor, and each other Pledgor, as to itself, covenants and agrees with the Administrative Agent for the ratable benefit of the Secured Parties that, from and after the date hereof until the Termination Date:

                  5.1 Covenants in Credit Agreement. In the case of each Pledgor, such Pledgor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by, in each case, such Pledgor.

                  5.2 Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of the Collateral in excess of $500,000, individually or in the aggregate at any time outstanding, shall be or become evidenced by any Instrument (other than checks received in the ordinary course of business) or Chattel Paper, such Instrument or Chattel Paper shall be promptly delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

                  5.3 Intentionally Omitted.

                  5.4 Maintenance of Perfected Security Interest; Further Documentation. (a) Such Pledgor shall maintain the security interest created by this Agreement as a perfected security interest to the extent and having the priority provided in Section 4.2, and shall defend such security interest against the claims and demands of all Persons whomsoever, in each case, other than claims or demands related to Permitted Liens.

                       (b) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Pledgor, such Pledgor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of granting, preserving, protecting or perfecting the security interest granted by such Pledgor pursuant to this Agreement, including, without limitation, filing any financing or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

                  5.5 Changes in Locations, Name, etc. Such Pledgor will not, except upon ten days' prior written notice to the Administrative Agent and delivery to the Administrative Agent of all additional financing statements and other documents reasonably requested by the Administrative Agent, if any, necessary to maintain the validity, perfection and priority of the security interests provided for herein:

                           (i) change its jurisdiction of organization or, in
the case of any Pledgor which is not a registered organization (as defined in the UCC) the location of its chief executive office from that referred to in
Section 4.3; or

                           (ii) change its name, identity or corporate
structure.

                  5.6 Notices. Upon a Responsible Officer having knowledge of the following, such Pledgor will advise the Administrative Agent promptly, in reasonable detail, of:

                       (a) any Lien (other than a Permitted Lien) on any of the Collateral; and

                       (b) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

                  5.7 Pledged Securities; Securities Accounts; Deposit Accounts.
(a) If such Pledgor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Subsidiary, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Pledgor shall accept the same as the agent of the Administrative Agent and the other Secured Parties, hold the same in trust for the Administrative Agent and the other Secured Parties and deliver the same promptly to the Administrative Agent in substantially the same form received, duly indorsed by such Pledgor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Pledgor and with, if the Administrative Agent so reasonably requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations.

                           (b) If any shares of Pledged Stock now or hereafter
acquired by any Pledgor are uncertificated and are issued to such Pledgor or its nominee directly by the Issuer thereof, such Pledgor shall promptly notify the Administrative Agent thereof and, at the Administrative Agent's reasonable request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, cause the Issuer to agree to comply with instructions from the Administrative Agent as to such Pledged Stock, without further consent of such Pledgor or nominee.

                           (c) If such Pledgor shall now or hereafter have
rights in any Securities Account that is a Same-Institution Account, such Pledgor shall promptly notify the Administrative Agent thereof and provide the Account Agent with a Permitted Control Agreement within the time period required by Section 5.16.

                           (d) If such Pledgor shall now or hereafter have
rights in any Included Deposit Account, such Pledgor shall promptly notify the Administrative Agent thereof and provide the Account Agent with a Permitted Control Agreement within the time period required by Section 5.16.

                           (e) The Administrative Agent agrees, and shall cause
the Account Agent to agree, with each of the Pledgors that the Administrative Agent (and the Account Agent) shall not give or direct the Account Agent to give any such entitlement orders, instructions or directions to any such Issuer (in the case of clause (b) above) or any Account Institution (in the case of clauses
(c) and (d) above) and shall not withhold its consent to the exercise of any withdrawal or dealing right by any Pledgor, unless a Control Event has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights, would occur.

                           (f) During the existence of an Event of Default, any
sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder during the existence of an Event of Default as additional collateral security for the Obligations. During the existence of an Event of Default, if any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Pledgor, such Pledgor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Lenders, segregated from other funds of such Pledgor, as additional collateral security for the Obligations. If all Events of Default cease to exist, any property, sums or other amounts previously received by the Administrative Agent pursuant to this clause (f) and still held by the Administrative Agent at the time all Events of Default cease shall be promptly distributed to the applicable Pledgor by the Administrative Agent.

                           (g) In the case of each Pledgor which is an Issuer,
such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Security issued by it and will comply with such terms insofar as such terms are applicable to it in its capacity as an Issuer and (ii) the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or
6.7 with respect to the Pledged Securities issued by it.

                           (h) In the event a Pledgor is obligated to enter into
a Permitted Control Agreement pursuant to Section 5.7 (c) or (d) the Borrower shall, simultaneously with the execution of such Permitted Control Agreement, deliver an opinion of legal counsel in form and substance reasonably satisfactory to the Administrative Agent stating that the terms of such Permitted Control Agreement are enforceable against such Pledgor and, in the case of a Permitted Control Agreement to be entered into pursuant to Section 5.7(d), the execution of such Permitted Control Agreement creates a valid and perfected security interest in the Included Deposit Account of such Pledgor; provided, that the Borrower shall only be required to deliver to the Administrative Agent such opinion of legal counsel with respect to any Permitted Control Agreement which is required to be delivered pursuant to Section 5.16(b),
(c) or (d) if so requested by the Administrative Agent.

                  5.8 Receivables. Other than in the ordinary course of business or consistent with its past practice, such Pledgor will not (i) grant any extension of the time of payment of any Receivable other than Other Receivables,
(ii) compromise or settle any Receivable other than Other Receivables for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable other than Other Receivables, (iv) allow any credit or discount whatsoever on any Receivable other than Other Receivables or (v) amend, supplement or modify any Receivable other than Other Receivables in any manner that could materially adversely affect the value thereof.

                  5.9 Intellectual Property. (a) Such Pledgor (either itself or through licensees) will (i) continue to use each Material Trademark on each and every trademark class of goods applicable to its product or service line in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the statutorily required notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or its enforceability impaired in any way.

                           (b) Such Pledgor will not do, or knowingly permit its
licensee to do, any act, or omit to do any act, whereby any Material Patent may become forfeited, abandoned or dedicated to the public.

                           (c) Such Pledgor will not do, or direct its licensee
to do, any act that knowingly infringes the material intellectual property rights of any other Person in any material respect.

                           (d) Such Pledgor will notify the Administrative Agent
for the benefit of the Secured Parties immediately if it knows, or has reason to know, that any application or registration relating to any Material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or the United States Copyright Office other than routine non-final office actions) regarding such Pledgor's ownership of, or the validity of, any Material Intellectual Property or such Pledgor's right to register the same or to own and maintain the same.

                           (e) Whenever such Pledgor, either by itself or
through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office or the United States Copyright Office, such Pledgor shall report such filing to the Administrative Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, such Pledgor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may request to evidence the Administrative Agent's, for the ratable benefit of the Secured Parties, security interest in such Intellectual Property.

                           (f) Such Pledgor will take all reasonable and
necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office or the United States Copyright Office, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

                           (g) In the event that any Material Intellectual
Property is infringed, misappropriated or diluted by a third party, such Pledgor shall (i) take such actions as such Pledgor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Administrative Agent after it learns thereof and, after taking reasonable and customary measures to stop such infringement sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

                  5.10 Electronic Chattel Paper and Transferable Records. If any Pledgor at any time holds or acquires an interest in any Electronic Chattel Paper, such Pledgor shall promptly notify the Administrative Agent thereof and, at the request of the Administrative Agent, shall take such action as the Administrative Agent may reasonably request to vest in the Administrative Agent control under UCC Section 9-105 of such Electronic Chattel Paper. The Administrative Agent agrees with such Pledgor that the Administrative Agent will arrange, pursuant to procedures reasonably satisfactory to the Administrative Agent and so long as such procedures will not result in the Administrative Agent's loss of control, for the Pledgor to make alterations to the Electronic Chattel Paper permitted under UCC Section 9-105 for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Pledgor with respect to such Electronic Chattel Paper.

                  5.11 FCC Compliance. Each Pledgor covenants that, upon the occurrence and during the continuance of an Event of Default, upon request of the Administrative Agent, it will cause to be filed such applications and take such other action (or use its commercially reasonable efforts to assist the Administrative Agent in such applications and such other action), at its own cost, as may be requested by the Administrative Agent to obtain consent or approval of the FCC to any action contemplated by this Agreement and to give effect to the security interest of the Administrative Agent, including, without limitation, the preparation, execution and filing of an application for consent by the FCC to an assignment or transfer involving a change in ownership or control of any FCC License pursuant to the provisions of the Communications Act.

                  5.12 Letter-of-Credit Rights. If any Pledgor is at any time a beneficiary under any Letter of Credit now or hereafter issued in favor of such Pledgor, other than a Letter of Credit issued pursuant to the Credit Agreement, in amounts in the aggregate for all Pledgors in excess of $1,000,000, such Pledgor shall promptly notify the Administrative Agent thereof and such Pledgor shall, at the request of the Administrative Agent, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, use commercially reasonable efforts to either (i) arrange for the issuer and any confirmer of such Letters of Credit to consent to an assignment to the Administrative Agent of the proceeds of any drawing under such Letters of Credit or (ii) arrange for the Administrative Agent to become the transferee beneficiary of such Letters of Credit, with the Administrative Agent agreeing, in each case, that the proceeds of any drawing under such Letters of Credit are to be applied as provided in the Credit Agreement.

                  5.13 Commercial Tort Claims. If any Pledgor shall at any time hold or acquire any Commercial Tort Claim, which might reasonably result in awarded damages (less any and all legal and other expenses incurred or reasonably expected to be incurred by such Pledgor) in excess of $500,000, such Pledgor shall promptly notify the Administrative Agent in writing signed by such Pledgor of the brief details thereof and grant to the Administrative Agent in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Administrative Agent.

                  5.14 Alexandria Regulatory Reserve Account. Alexandria Indemnity hereby agrees that it shall maintain in the Alexandria Regulatory Reserve Account amounts no greater than are necessary to satisfy the requirements of applicable law and of any contractual obligations relating to the maintenance of reserve accounts and agrees that the Alexandria Regulatory Reserve Account shall be maintained as a segregated account at all times. Furthermore, Alexandria Indemnity hereby agrees to provide to the Administrative Agent on a quarterly basis, if requested by the Administrative Agent, a statement in form and substance reasonably satisfactory to the Administrative Agent setting forth (i) the amount required to be maintained in the Alexandria Regulatory Reserve Account by applicable law and by any contractual obligation relating to the maintenance of reserve accounts and (ii) the amount in the Alexandria Regulatory Reserve Account as of such date.

                  5.15 License-Only Subsidiaries. (a) Each Guarantor that is a License-Only Subsidiary agrees that it shall not, and the Borrower agrees that it shall not allow any such Guarantor that is a License-Only Subsidiary to engage in any business activity other than (i) holding and acquiring FCC Licenses and conducting business activities incidental to holding and acquiring FCC Licenses (which, for the avoidance of doubt, shall include transactions with other Guarantors under management and license agreements that are consistent with past practice but shall not include the operation of wireless communications networks or any other operating business) and (ii) holding and acquiring other assets (but not liabilities other than as may be permitted under Section 5.15(d) of this Agreement) that may be transferred into such License-Only Subsidiary pursuant to the Credit Agreement (but not the operation of any business relating to such other assets); except that, subject to Section 5.15(b), TLA Spectrum shall be permitted to acquire Associated Operations and Liabilities after the date hereof and operate such Associated Operations and Liabilities.

                           (b) To the extent that Associated Operations and
Liabilities are acquired by TLA Spectrum, the Borrower and TLA Spectrum shall use commercially reasonable efforts to promptly transfer to the Borrower or any Guarantor other than a License-Only Subsidiary such Associated Operations and Liabilities that would not be permitted to be held by a License-Only Subsidiary under Section 5.15(a).

                           (c) If any regulatory approval is required for any of
the transfers described in Section 5.15(b), the Borrower and the Guarantors shall use commercially reasonable efforts to obtain such approval as promptly as practicable. Any such transfer described in Section 5.15(b) shall not be required during such time as any regulatory consent from a Governmental Authority that is necessary for such transfer cannot be obtained after the prompt use of commercially reasonable efforts to obtain such approval; provided, however, that if a change in law or circumstance occurs that would remove such impediment, then the Borrower and the Guarantors shall use commercially reasonable efforts to effect such transfer as soon as practicable after such change.

                           (d) Each Guarantor that is a License-Only Subsidiary
agrees that it shall not, and the Borrower agrees that it shall not allow any such Guarantor that is a License-Only Subsidiary to Incur or suffer to exist any Indebtedness or other liabilities other than (i) Guarantees of the Obligations and the New Senior Secured Notes and any Refinancing Indebtedness in respect thereof, (ii) Intercompany Debt permitted by Section 6.01(a)(vi) of the Credit Agreement, (iii) liabilities (other than for borrowed money) imposed by the Communications Act, (iv) various fees, taxes and other charges owed directly by such License-Only Subsidiary that have been imposed by a Governmental Authority and (v) other Indebtedness or other liabilities not exceeding $5,000,000 in the aggregate for all License-Only Subsidiaries at any one time outstanding (excluding Indebtedness and other liabilities of TLA Spectrum that constitute Associated Operations and Liabilities). In addition, TLA Spectrum may incur Indebtedness and other liabilities constituting Associated Operations and Liabilities, subject to
Section 5.15(b).

                           (e) The Borrower shall cause each License-Only
Subsidiary to satisfy all of its liabilities when due and perform all of its obligations when required, except in each case where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, and shall provide such License-Only Subsidiary all funds necessary to do so.

                           (f) The Borrower and the Guarantors shall not make a
transfer of an FCC License to the Borrower or any Subsidiary except for (a) a transfer of an FCC License to a License-Only Subsidiary other than TLA Spectrum or a Dropdown Subsidiary and (b) a transfer of an FCC License that is required to be made by RCC Holdings or RCC Atlantic as provided in Section 5.15(j).

                           (g) Each Guarantor that is a License-Only Subsidiary
agrees that it shall not, and the Borrower agrees that it shall not allow such Guarantor that is a License-Only Subsidiary to, merge with or into or consolidate with the Borrower or any Subsidiary other than another License-Only Subsidiary other than TLA Spectrum or a Dropdown Subsidiary.

                                    For the avoidance of doubt, the restriction
contained in this Section 5.15(g) shall not restrict or limit the transfer of any assets that do not constitute Collateral (it being understood that FCC Licenses constitute Collateral).

                           (h) With respect to any FCC License acquired after
the date hereof, (i) the Borrower and the Guarantors shall use commercially reasonable efforts to acquire initially such FCC License in a License-Only Subsidiary other than a Dropdown Subsidiary or TLA Spectrum, unless such acquisition would result in a Material Adverse Tax Effect; and (ii) if the acquisition described in clause (i) above is not completed at the time of the acquisition of such FCC License, the Borrower and the Guarantors shall use commercially reasonable efforts to transfer, as promptly as practicable, such FCC License to a License-Only Subsidiary other than a Dropdown Subsidiary or TLA Spectrum unless such transfer would result in a Material Adverse Tax Effect; provided that, in either case, if such FCC License is a Restricted PCS Block C or F License, such FCC License may be acquired by TLA Spectrum, subject to
Section 5.15(b).

                           (i) If any regulatory approval is required for any of
the acquisitions or transfers described in Section 5.15(h), the Borrower and the Guarantors shall use commercially reasonable efforts to obtain such approval as promptly as practicable. Any such acquisition or transfer described in Section 5.15(h) shall not be required during such time as any regulatory consent from a Governmental Authority that is necessary for such acquisition or transfer cannot be obtained after the prompt use of commercially reasonable efforts to obtain such approval; provided, however, that if a change in law or circumstance occurs that would remove such impediment, then the Borrower and the Guarantors shall use commercially reasonable efforts to effect such acquisition or transfer as soon as practicable after such change.

                           (j) The Borrower and RCC Atlantic shall use
commercially reasonable efforts to cause RCC Atlantic to transfer, as promptly as practicable and within 90 days after the date hereof, all FCC Licenses held by RCC Atlantic to one or more Dropdown Subsidiaries. The Borrower and RCC Holdings shall use commercially reasonable efforts to cause RCC Holdings to transfer, as promptly as practicable and within 90 days after the date hereof, all FCC Licenses held by RCC Holdings to RCC Minnesota or to one or more Dropdown Subsidiaries if such transfer to RCC Minnesota would result in a Material Adverse Tax Effect. If any regulatory approval is required for any transfers described in the preceding two sentences, the Borrower and the Guarantors shall use commercially reasonable efforts to obtain such approval as promptly as practicable. Any such transfer by RCC Atlantic or RCC Holdings shall not be required during such time as any regulatory consent from a Governmental Authority that is necessary for such transfer cannot be obtained after the prompt use of commercially reasonable efforts to obtain such approval; provided, however, that if a change in law or circumstance occurs that would remove such impediment, then the Borrower and the Guarantors shall use commercially reasonable efforts to effect such transfer as soon as practicable after such change.

                  5.16 Permitted Control Agreement.

                           (a) The Permitted Control Agreement for all Existing
Controlled Deposit Accounts and any other Deposit Accounts or (subject to clause
(e) below) any Securities Accounts existing on the date hereof that are Same-Institution Accounts shall have substantially the same terms as the Existing Control Agreement (but consistent with the terms of Section 5.7(e) of this Agreement) and will be provided as soon as reasonably practicable but in any event no later than 60 days after the date hereof.

                           (b) With respect to any other Controlled Account, the
Borrower shall use commercially reasonable efforts to provide a Permitted Control Agreement with respect to each such account on substantially the same terms as the Existing Control Agreement, with such changes as the Account Agent may consent to, such consent not to be unreasonably withheld, conditioned or delayed, or on such other terms that are reasonably acceptable to the Account Agent.

                           (c) If the Borrower is unable to provide the control
agreement contemplated by clause (b) above with respect to any account within 60 days after creating such account (or in the case of an account that is not initially a Controlled Account, within 60 days after such account becomes a Controlled Account), then the Borrower shall be obligated to provide on or before the 30th day following the end of such 60-day period a Permitted Control Agreement with respect to such account which meets the requirements set forth in clause (f) below.

                           (d) Notwithstanding the foregoing, during the
occurrence and continuance of a Default or Event of Default, the Borrower shall be obligated to provide a Permitted Control Agreement (i) for any newly opened Controlled Account prior to the time that any funds are transferred into such account, and (ii) for any other account that becomes a Controlled Account prior to the time that any new funds are transferred into such account (other than funds or financial assets that would otherwise have been deposited or credited to that account in the ordinary course of business consistent with past practice so long as the Borrower is complying with clause
(b) or (c) above, as applicable).

                           (e) For purposes of any Securities Account, the terms
of the Existing Control Agreement (or any control agreement based on it) shall be conformed to the UCC definition of control for Securities Accounts and any other UCC specific differences with respect to Securities Accounts.

                           (f) If paragraph (c) of this Section 5.16 is
applicable with respect to any Controlled Account, then within the time period set forth in such paragraph (c) the Borrower shall be obligated to provide a control agreement with respect to such account executed by the Account Institution that:

                                    (i) meets the requirements for control set
forth in Section 8-106(d)(2) or 9-104(a)(2) of the UCC, as applicable;

                                    (ii) shall allow any applicable Pledgor to
retain the rights contemplated by Section 8-106(f) or 9-104(b) of the UCC, as applicable, provided that the Account Agent has the right to terminate such rights of any applicable Pledgor by notice to the Account Institution upon the occurrence and during the continuance of a Control Event;

                                    (iii) need not contain any subordination or
release of the Account Institution's statutory, common law or contractual right or claim of offset or lien or rights of recoupment or deduction;

                                    (iv) if requested by the Account
Institution, shall contain an indemnity by the Account Agent in favor of the Account Institution and a disclaimer by the Account Institution of liability for any indirect damages, lost profits, or special, punitive or consequential damages relating to the control agreement, provided that such indemnity and disclaimer are either (x) in substantially the form of Section 6 of the Existing Control Agreement, (y) in such other form that would not be reasonably likely to result in a material increase in exposure of the Secured Parties to liability, loss, damage or expense than would the provisions contained in Section 6 of the Existing Control Agreement or (z) if neither clause (x) nor clause (y) is applicable, otherwise in form reasonably satisfactory to the Account Agent (it being understood that no such indemnity or disclaimer shall in any way operate to release the Borrower from its indemnification obligations to the Account Agent and shall not impair any rights or remedies of the Account Agent in respect thereof against the Borrower); and

                                    (v) may contain such additional provisions
as may be reasonably requested by the Account Institution to protect its interests (including, without limitation, permitting the Account Institution to debit the applicable account for returned items, fees and other amounts and requiring the Account Agent to reimburse the Account Institution for returned items), provided that such other provisions are either (x) in substantially the form of the comparable provisions of the Existing Control Agreement, if any, (y) not materially more burdensome on the Account Agent and do not materially increase the exposure of the Secured Parties to liability, loss, damage or expense than would the provisions contained in the Existing Control Agreement taken as a whole or (z) if neither clause (x) nor clause (y) is applicable, otherwise reasonably satisfactory to the Account Agent.

                           (g) No Pledgor shall enter into any control agreement
with respect to any Securities Account with any Person other than the Account Agent.

                                    SECTION 6

                               REMEDIAL PROVISIONS

                  6.1 Certain Matters Relating to Receivables. (a) At any time after the occurrence and during the continuance of an Event of Default, upon the Administrative Agent's request and at the expense of the relevant Pledgor, such Pledgor shall cause independent public accountants or others reasonably satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

                           (b) The Administrative Agent hereby authorizes each
Pledgor to collect such Pledgor's Receivables, and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of a Control Event. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Pledgor, (i) shall be promptly (and, in any event, within two Business Days) deposited by such Pledgor in substantially the same form received, duly indorsed by such Pledgor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Secured Parties only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Pledgor in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Pledgor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit. If all Control Events cease to exist, any amounts then held in the Collateral Account shall be promptly distributed by the Administrative Agent to the Borrower.

                           (c) After the occurrence and during the continuation
of an Event of Default, at the Administrative Agent's reasonable request, the Borrower shall deliver to the Administrative Agent such documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all invoices and weekly billing reports with respect to the Receivables.

                  6.2 Communications with Obligors; Pledgors Remain Liable. (a) The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables to verify with them to the Administrative Agent's satisfaction the existence, amount and terms of any Receivables.

                           (b) Upon the request of the Administrative Agent at
any time after the occurrence and during the continuance of an Event of Default, each Pledgor shall notify obligors on the Receivables that the Receivables have been assigned to the Administrative Agent, for the ratable benefit of the Secured Parties, and that payments in respect thereof shall be made directly to the Administrative Agent.

                           (c) Anything herein to the contrary notwithstanding,
each Pledgor shall remain liable under each of the Receivables, Contracts and Leases to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to such Receivable or such Contract or Lease. Neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or any Contract or Lease by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any other Secured Party of any payment relating thereto, nor shall the Administrative Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Pledgor under or pursuant to any Receivable (or any agreement giving rise thereto) or any Contract or Lease, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                  6.3 Pledged Securities. (a) Subject to Section 6.3(b), each Pledgor shall be permitted to receive all dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case, to the extent permitted in the Credit Agreement and subject to the requirements of Section 5.7 hereof, and to exercise all voting and corporate or other organizational rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which, in the Administrative Agent's reasonable judgment, would materially impair the Collateral or which would result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

                           (b) If an Event of Default shall occur and be
continuing and the Administrative Agent shall give notice of its intent to exercise such rights pursuant to this Section 6.3(b) to the relevant Pledgor or Pledgors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in the order as the Administrative Agent may determine, and/or (ii) any or all of the Pledged Securities shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may during the existence of an Event of Default exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and
(y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Pledgor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may reasonably determine), all without liability except pursuant to Section 7.2(a), but the Administrative Agent shall have no duty to any Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing. Each Pledgor hereby appoints the Administrative Agent, which appointment shall be exercisable only upon the occurrence and during the continuance of an Event of Default, such Pledgor's true and lawful attorney-in-fact and grants to the Administrative Agent an IRREVOCABLE PROXY to exercise any action contemplated by the immediately preceding sentence in any manner the Administrative Agent reasonably deems advisable for or against all matters submitted or which may be taken by the shareholders. The power-of-attorney granted hereby is coupled with an interest and shall be irrevocable.

                           (c) Each Pledgor hereby authorizes and instructs each
Issuer of any Pledged Securities pledged by such Pledgor hereunder to, if the Administrative Agent has exercised its rights under and in accordance with
Section 6.3(b), (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Pledgor, and each Pledgor agrees that each Issuer shall be fully protected in so complying, and (ii) pay any dividends or other payments with respect to the Pledged Securities directly to the Administrative Agent.

                           (d) If all Events of Default cease to exist, any
property, funds or other amounts previously received by the Administrative Agent pursuant to this Section 6.3 and still held by the Administrative Agent at the time all Events of Default cease shall be promptly distributed by the Administrative Agent to the Borrower.

                  6.4 Proceeds to be Turned Over to Administrative Agent. In addition to the rights of the Administrative Agent specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, upon the Administrative Agent's request, all Proceeds received by any Pledgor consisting of cash, checks and other near-cash items shall be held by such Pledgor in trust for the Administrative Agent for the benefit of the other Secured Parties, segregated from other funds of such Pledgor, and shall, promptly upon receipt by such Pledgor, be turned over to the Administrative Agent in substantially the same form received by such Pledgor (duly indorsed by such Pledgor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative

Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Pledgor in trust for the Administrative Agent for the benefit of the other Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5 hereof. If all Events of Default cease to exist, any amounts then held in the Collateral Account shall be promptly distributed by the Administrative Agent to the Borrower.

                  6.5 Application of Proceeds. If an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent's election, the Administrative Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations in such order as the Administrative Agent may elect, and any part of such funds which the Administrative Agent elects not so to apply shall, subject to the following sentence, continue to be held as collateral security for the Obligations. Any balance of such Proceeds remaining after the Termination Date or after all Events of Default cease to exist shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

                  6.6 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Pledgor, which right or equity is hereby waived and released. Each Pledgor further agrees, at the Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Pledgor's premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the

Collateral or the rights of the Administrative Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys' fees and reasonable disbursements in accordance with Section 9.03 of the Credit Agreement, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) and (4) of the UCC, need the Administrative Agent account for the surplus, if any, to any Pledgor. To the extent permitted by applicable law, each Pledgor waives all claims, damages and demands it may acquire against the Administrative Agent or any other Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

                  6.7 Private Sale.

                           (a) Each Pledgor recognizes that the Administrative
Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that no such private sale shall be deemed to have been made in a commercially unreasonable manner solely because it has had such a result. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

                           (b) Each Pledgor agrees to use its best efforts to do
or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all applicable law (including under the Communications Act).

                  6.8 Deficiency. Each Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations (including fees and disbursements of counsel payable by the Borrower under Section 9.03 of the Credit Agreement in connection with the collection of such deficiency).

                  6.9 Grant of License to Use Intellectual Property. For the purpose of enabling the Administrative Agent to exercise rights and remedies under this Agreement at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Pledgor, to the extent it can lawfully do so, hereby grants to the Administrative Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Pledgors) to use, license or sublicense any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Pledgor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The license (i) shall be subject to those exclusive Copyright Licenses, Patent Licenses, and Trademark Licenses granted by the Pledgors in effect on the date hereof and those granted by any Pledgor hereafter, as permitted under the Loan Documents, to the extent conflicting,
(ii) may be exercised, at the option of the Administrative Agent, only upon the occurrence and during the continuation of an Event of Default, provided, that any license, sublicense or other transaction entered into by the Administrative Agent in accordance herewith shall be binding upon the Pledgors notwithstanding any subsequent cure of an Event of Default, and (iii) apply to the use of the Trademarks in connection with goods and services of similar type and quality to those theretofore sold by such Pledgor under such Trademark.

                  6.10 Bankruptcy. The Administrative Agent shall have the right, in connection with the issuance of any order for relief in a bankruptcy proceeding, to petition the bankruptcy court for the transfer of control or assignment of the FCC Licenses to a receiver, trustee, transferee, or similar official or to any purchaser of the Collateral pursuant to any public or private sale, foreclosure or other exercise of remedies available to the Administrative Agent, all as permitted by applicable law. All amounts realized or collected through the exercise of remedies hereunder shall be applied to the Obligations as provided in the Credit Agreement in such order as the Administrative Agent may elect.

                  6.11 Changes in Applicable Law. The parties acknowledge their intent that, upon the occurrence of an Event of Default and during the continuance thereof, the Administrative Agent shall receive, to the fullest extent permitted by applicable law and governmental policy (including, without limitation, the rules, regulations, and policies of the FCC), all rights necessary or desirable to obtain, use or sell the Collateral and to exercise all remedies available to it under this Agreement, the Uniform Commercial Code as in effect in any applicable jurisdiction, or other applicable law. The parties further acknowledge and agree that, in the event of changes in law or governmental policy occurring subsequent to the date hereof that affect in any manner the Administrative Agent's rights of access to, or use or sale of, the Collateral, or the procedures necessary to enable the Administrative Agent to obtain such rights of access, use or sale, the Administrative Agent and the Pledgors shall amend this Agreement in such manner as the Administrative Agent shall reasonably request in order to provide the Administrative Agent such rights to the greatest extent possible consistent with applicable law and governmental policy.

                                    SECTION 7

                            THE ADMINISTRATIVE AGENT

                  7.1 Administrative Agent's Appointment as Attorney-in-Fact, etc. (a) Each Pledgor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Pledgor and in the name of such Pledgor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Pledgor hereby gives the Administrative Agent the power and right, on behalf of such Pledgor, without notice to or assent by such Pledgor, to do any or all of the following, each such power of attorney to be coupled with an interest; provided that the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing:

                                    (i) in the name of such Pledgor or its own
name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable, all as the Administrative Agent may reasonably determine;

                                    (ii) in the case of any Intellectual
Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent's security interest in such Intellectual Property and the goodwill of such Pledgor relating thereto or represented thereby;

                                    (iii) pay or discharge taxes and Liens
levied or placed on the Collateral, effect any repairs or any insurance called for by the terms of this Agreement or any other Loan Document and pay all or any part of the premiums therefor and the costs thereof, all as the Administrative Agent may reasonably determine;

                                    (iv) execute, in connection with any sale
provided for in Section 6.6 or 6.7, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

                                    (v) direct any party liable for any payment
under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct;

                                    (vi) ask or demand for, collect, and receive
payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, all as the Administrative Agent may reasonably determine;

                                    (vii) sign and indorse any invoices, freight
or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral;

                                    (viii) commence and prosecute any suits,
actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral;

                                    (ix) defend any suit, action or proceeding
brought against such Pledgor with respect to any Collateral, all as the Administrative Agent may reasonably determine;

                                    (x) settle, compromise or adjust any such
suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate, all as the Administrative Agent may reasonably determine;

                                    (xi) assign any Copyright, Patent or
Trademark (along with the goodwill of the business to which any such Trademark pertains) as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes;

                                    (xii) sue on, modify or terminate and waive
or release the performance or observance of any obligation under the Contracts or the Leases;

                                    (xiii) seek all governmental approvals
(including, to the maximum extent permitted by law, FCC approvals) required for the operation of the business of such Pledgor; and

                                    (xiv) in accordance with and to the extent
permitted by applicable law, generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent's option and such Pledgor's expense (including reasonable attorney's fees), at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Pledgor might do.

                           (b) If any Pledgor fails to perform or comply with
any of its agreements contained herein or with any condition contained in any of the Contracts or the Leases, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

                           (c) The expenses of the Administrative Agent incurred
in connection with actions undertaken as provided in this Section 7.1 shall be payable in accordance with the Credit Agreement.

                           (d) Each Pledgor hereby ratifies all that said
attorneys shall lawfully do or cause to be done by virtue hereof to the extent done or caused to be done in accordance herewith.

                  7.2 Duties of Administrative Agent. (a) The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account.

                           (b) Neither the Administrative Agent, any other
Secured Party nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Pledgor or any other Person or to take any other similar action whatsoever with regard to the Collateral or any part thereof.

                           (c) The powers conferred on the Administrative Agent
hereunder are solely to protect the interests of the Administrative Agent for the benefit of the Secured Parties in the Collateral and shall not impose any duty upon the Administrative Agent or any Secured Party to exercise any such powers. Subject to Section 7.2(a), the Administrative Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

                           (d) Notwithstanding anything herein which may be
construed to the contrary, (i) no action shall be taken by the Administrative Agent in accordance with this Agreement which may require the consent or approval of the FCC, and the proxy granted in Section 6.3(b) shall not become effective, unless and until all requirements of applicable law, including without limitation, any required approval, or any notification required to be given, under the Communications Act have been satisfied and (ii) no action shall be taken by the Administrative Agent with respect to the FCC Licenses unless and until an Event of Default exists and all requirements of applicable law, including, without limitation, any required approval, or any notification required to be given, under the Communications Act, have been satisfied.

                  7.3 Filing of Financing Statements. Each Pledgor authorizes the Administrative Agent to file or record financing statements, any amendments thereto and other filing or recording documents or instruments with respect to the Collateral without the signature of such Pledgor in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement including, without limitation, any financing statement describing the collateral as "all assets," "all personal property" or any similar description. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction to the extent permitted by law. In addition, each Pledgor listed on Schedule 4.10 as of the date hereof or added to
Schedule 4.10 pursuant to Section 1 of the form of Assumption Agreement attached hereto as Annex I authorizes the Administrative Agent upon filing or recording any financing statement to indicate on such financing statement that such Pledgor is a "transmitting utility" as such term is defined in Section 9-102(a)(80) of the UCC and to file any addendum required to be attached thereto.

                  7.4 Authority of Administrative Agent. Each Pledgor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Pledgors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, it being understood that the Administrative Agent shall be the only party entitled to exercise remedies under this Agreement; and no Pledgor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                                    SECTION 8

                                  MISCELLANEOUS

                  8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each affected Pledgor and the Administrative Agent; provided that (i) any provision of this Agreement imposing obligations on any Pledgor may be waived by the Administrative Agent in a written instrument executed by the Administrative Agent, (ii) any addition of any additional Pledgor pursuant to Section 8.15 shall not require the consent of any Lender and
(iii) the updating or amending of the Schedules to this Agreement pursuant to the terms of this Agreement (including, without limitation, pursuant to Section
8.16 hereof) shall not require the consent of the Administrative Agent or any Lender.

                  8.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or, subject to the last sentence of this Section 8.2 by electronic mail and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made on the date of receipt, addressed as follows in the case of the Administrative Agent, and as set forth on Schedule 8.2 in the case of the Pledgors, or to such other address as may be hereafter notified by the respective parties hereto:

                  Lehman Commercial Paper Inc. - Agency Services,
                  745 Seventh Avenue,
                  New York, New York 10019
                  Attention: Andrew Keith
                  Fax: (646) 758-4656

                  Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. Electronic mail and Internet and intranet websites may be used only to distribute Secured Documents for execution by the parties thereto, and may not be used for any other purpose unless consented to by the Borrower and the Administrative Agent in writing prior to any applicable distribution, notice or other communication.

                  8.3 No Waiver by Course of Conduct; Cumulative Remedies. The Administrative Agent shall not by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

                  8.4 Enforcement Expenses; Indemnification. (a) Each Pledgor agrees to pay, reimburse, indemnify and hold harmless each Lender, including the Administrative Agent, to the same extent and on the same terms that the Borrower is required to do so in accordance with Section 9.03 of the Credit Agreement.

                           (b) Each Pledgor agrees to pay, and to save the
Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

                           (c) The agreements in this Section 8.4 shall survive
repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

                  8.5 Successors and Assigns. The Pledgors agree that this Agreement and the rights hereunder may in the discretion of the Lenders, or any of them, as applicable, be assigned in whole or in part in connection with any assignment of the Credit Agreement or the Indebtedness evidenced thereby, as permitted thereunder. This Agreement shall be binding upon the successors and assigns of each Pledgor and shall inure to the benefit of the Administrative Agent and the other Secured Parties and their permitted successors and assigns; provided, that no Pledgor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and any purported assignment, transfer or delegation in violation of this Section 8.5 shall be null and void.

                  8.6 Set-Off. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized by each Pledgor at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender to or for the credit or the account of such Pledgor, as the case may be, against any of and all the obligations of such Pledgor, as the case may be, now or hereafter existing under this Agreement held by such Lender irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of such Lender under this Section 8.6 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Any Lender exercising a set-off pursuant to this
Section 8.6 shall give notice thereof to such Pledgor, as the case may be, as soon as reasonably practicable thereafter.

                  8.7 Counterparts; Binding Effect. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement shall become effective as to any Pledgor when a counterpart hereof executed on behalf of such Pledgor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Pledgor and the Administrative Agent and their respective successors and assigns permitted under Section 8.5, and shall inure to the benefit of such Pledgor, the Administrative Agent and their respective successors and assigns permitted under
Section 8.5.

                  8.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  8.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  8.10 Integration. This Agreement and the other Secured Documents represent the agreement of the Pledgors, the Administrative Agent and the other Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any other Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Secured Documents.

                  8.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  8.12 Submission To Jurisdiction; Waivers. Each Pledgor hereby irrevocably and unconditionally:

                           (a) submits for itself and its property in any legal
action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                           (b) consents that any such action or proceeding may
be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                           (c) agrees that service of process in any such action
or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Pledgor at its address referred to in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                           (d) agrees that nothing herein shall affect the right
to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                           (e) waives, to the maximum extent not prohibited by
law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                  8.13 Acknowledgments. Each Pledgor hereby acknowledges that:

                           (a) it has been advised by counsel in the
negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

                           (b) neither the Administrative Agent nor any other
Secured Party has any fiduciary relationship with or duty to any Pledgor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Pledgors, on the one hand, and the Administrative Agent and other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                           (c) no joint venture is created hereby or by the
other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Pledgors and the Secured Parties.

                  8.14 WAIVER OF JURY TRIAL. EACH PLEDGOR AND THE ADMINISTRATIVE AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  8.15 Additional Pledgors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 5.14 of the Credit Agreement shall become a Pledgor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in substantially the form of Annex I hereto. Upon the execution and delivery by any Subsidiary of an Assumption Agreement, the supplemental schedules attached to such Assumption Agreement shall be incorporated into and become a part of and supplement the Schedules to this Guarantee and Collateral Agreement and each reference to such Schedules shall mean and be a reference to such Schedules as supplemented pursuant to each Assumption Agreement.

                  8.16 Releases. (a) On the Termination Date, the Collateral shall be automatically released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Pledgor hereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Pledgors. At the request and sole expense of any Pledgor following any such termination, the Administrative Agent shall deliver to such Pledgor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Pledgor such documents as such Pledgor shall reasonably request to evidence such termination; and

                           (b) If any of the Collateral shall be sold,
transferred or otherwise disposed of by any Pledgor (other than to another Pledgor) in a transaction permitted by the Credit Agreement and the New Indenture, then (i) the Liens created hereby on such Collateral shall automatically terminate and (ii) the Administrative Agent, at the request and sole expense of such Pledgor, shall execute and deliver to such Pledgor all releases or other documents reasonably necessary to evidence such automatic release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Pledgor which is a subsidiary of the Borrower shall be automatically released from its obligations hereunder in the event that all the Capital Stock of such Pledgor shall be sold, transferred or otherwise disposed of by any Pledgor (other than to another Pledgor) in a transaction permitted by the Credit Agreement and any Collateral in which a Lien has been granted hereunder by such Pledgor shall be automatically terminated. The Administrative Agent shall take all actions reasonably necessary to evidence such automatic release of such obligations and the release of the Liens created hereby on all Collateral owned by such Pledgor, provided that the Borrower shall have delivered to the Administrative Agent, at least three Business Days prior to the date of the proposed release, a written request for release identifying the relevant Pledgor.

                  IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

                                          RURAL CELLULAR CORPORATION

                                          By:___________________________________
                                              Name:
                                              Title:

                                          RCC MINNESOTA, INC.

                                          By:___________________________________
                                              Name:
                                              Title:

                                          RCC HOLDINGS, INC.

                                          By:___________________________________
                                              Name:
                                              Title:

                                          BMCT EQUIPMENT COMPANY L.L.C.

                                          By:___________________________________
                                              Name:
                                              Title:

                                          FERRY EQUIPMENT COMPANY L.L.C.

                                          By:___________________________________
                                              Name:
                                              Title:

                                          RCC PAGING, INC.

                                          By:___________________________________
                                              Name:
                                              Title:

                                          RGI GROUP, INC.

                                          By:___________________________________
                                              Name:
                                              Title:

                                          TLA SPECTRUM, LLC

                                          By:___________________________________
                                              Name:
                                              Title:

                                          RCC NETWORK, INC.

                                          By:___________________________________
                                              Name:
                                              Title:

                                          RCC TRANSPORT, INC.

                                          By:___________________________________
                                              Name:
                                              Title:

                                          RCC ATLANTIC LONG DISTANCE, INC.

                                          By:___________________________________
                                              Name:
                                              Title:

                                          RCC ATLANTIC, INC.

                                          By:___________________________________
                                              Name:
                                              Title:

                                          ALEXANDRIA INDEMNITY CORPORATION

                                          By:___________________________________
                                              Name:
                                              Title:

AGREED AND ACCEPTED

LEHMAN COMMERCIAL PAPER INC.,
as Administrative Agent

By:___________________________________
   Name:
   Title:

                                                                    Schedule 4.2

                            FILINGS AND OTHER ACTIONS
                     REQUIRED TO PERFECT SECURITY INTERESTS

                         Uniform Commercial Code Filings

          [List each office where a financing statement is to be filed]

                          Patent and Trademark Filings

                               [List all filings]

                      Actions with respect to Pledged Stock

      Certificates representing shares of Pledged Stock to be delivered to Administrative Agent with an undated stock power executed in blank attached thereto.

                               Sched. 4.2 - Page 1

                                                                    Schedule 4.3

               JURISDICTION OF ORGANIZATION AND LOCATION OF CHIEF
                                EXECUTIVE OFFICE

                                    Location of Chief
Pledgor        Jurisdiction         Executive Office
-------        ------------         ----------------

                               Sched. 4.3 - Page 1

                                                                    Schedule 4.4

                             INVENTORY AND EQUIPMENT

Debtor                     State
------                     -----

                               Sched. 4.4 - Page 1

                                                                    Schedule 4.5

                        DESCRIPTION OF PLEDGED SECURITIES

PLEDGED STOCK:

Registered              Stock        Number and Class of  Percentage of Equity
  Owner     Issuer  Certificate No.        Shares               Interest
  -----     ------  ---------------        ------               --------

PLEDGED NOTES:

                                               Date of       Maturity
Issuer      Payee        Principal Amount        Note          Date
------      -----        ----------------        ----          ----

                             Sched. 4.5 - Page 1

                                                                    Schedule 4.7

               COPYRIGHTS AND COPYRIGHT LICENSES OWNED BY [NAME OF
                                    PLEDGOR]

[Make a separate page of Schedule 4.2 for each Pledgor and state if no copyrights are owned. List in numerical order by Registration No.]

                          U.S. Copyright Registrations

Title                     Reg. No.                     Author
-----                     --------                     ------

              Pending U.S. Copyright Applications for Registration

Title                 Author             Class              Date Filed
-----                 ------             -----              ----------

                               Copyright Licenses

Jurisdiction        Licensor        Licensee        Description of License
------------        --------        --------        ----------------------

             PATENTS AND PATENT LICENSES OWNED BY [NAME OF PLEDGOR]

 [Make a separate page of Schedule 4.2 for each Pledgor and state if no patents are owned. List in numerical order by Patent No./Patent Application No.]

                            U.S. Patent Registrations

Patent Numbers                        Issue Date
--------------                        ----------

                               Sched. 4.7 - Page 1

                            U.S. Patent Applications

Patent Application No.                    Filing Date
----------------------                    -----------

                                 Patent Licenses

Jurisdiction        Licensor       Licensee          Description of License
------------        --------       --------          ----------------------

                               Sched. 4.7 - Page 2

             TRADEMARK, TRADEMARK LICENSES AND TRADE NAMES OWNED BY
                                [NAME OF PLEDGOR]

     [Make a separate page of Schedule 4.2 for each Pledgor and state if no trademarks/trade names are owned. List in numerical order by Trademark
                          Registration/Application no.]

                          U.S. Trademark Registrations

Mark                    Reg. Date                   Reg. No.
----                    ---------                   --------

                           U.S. Trademark Applications

Mark                    Filing Date                 Application No.
----                    -----------                 ---------------

                          State Trademark Registrations

 [List in alphabetical order by state/numerical order by Registration no. within each state]

State            Mark             Reg. Date                Reg. No.
-----            ----             ---------                --------

                          State Trademark Applications

 [List in alphabetical order by state/numerical order by Application no. within each state]

State             Mark            Reg. Date                 Reg. No.
-----             ----            ---------                 --------

                               Trademark Licenses

Jurisdiction         Mark             Licensor                  Licensee
------------         ----             --------                  --------

                                   Trade Names

                               Sched. 4.7 - Page 3

Country(s) Where Used                              Trade Names
---------------------                              -----------

                               Sched. 4.7 - Page 4

                                                                    Schedule 4.8

                    DEPOSIT ACCOUNTS AND SECURITIES ACCOUNTS

                               Sched. 4.8 - Page 1

                                                                    Schedule 4.9

                                  FCC LICENSES

                               Sched. 4.9 - Page 1

                                                                   Schedule 4.10

                             TRANSMITTING UTILITIES

                              Sched. 4.10 - Page 1

                                                                   Schedule 4.11

                             COMMERCIAL TORT CLAIMS

                              Sched. 4.11 - Page 1

                                                                   Schedule 4.12

                             LETTER-OF-CREDIT RIGHTS

                              Sched. 4.12 - Page 1

                                                                    Schedule 8.2

                          NOTICE ADDRESSES OF PLEDGORS

Name                       Address
----                       -------

                               Sched. 8.2 - Page 1

                                                                      ANNEX I TO
                                              GUARANTEE AND COLLATERAL AGREEMENT

                  ASSUMPTION AGREEMENT, dated as of ________________, 200_ (this "Assumption Agreement"), made by ______________________________, a
______________ (the "Additional Pledgor"), in favor of ___________________, as
Administrative Agent for the Lenders. All capitalized terms not defined herein shall have the meaning ascribed to them in the Guarantee and Collateral Agreement (as defined below).

                              W I T N E S S E T H :

                  WHEREAS, the Borrower, the Lenders, the Administrative Agent and Bank of America, N.A., as Documentation Agent, have entered into a Credit Agreement, dated as of March 25, 2004 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement");

                  WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Pledgor) have entered into the Guarantee and Collateral Agreement, dated as of March 25, 2004 (as amended, supplemented or otherwise modified from time to time, the "Guarantee and Collateral Agreement") in favor of the Administrative Agent for the benefit of the Secured Parties;

                  WHEREAS, the Credit Agreement requires the Additional Pledgor to become a party to the Guarantee and Collateral Agreement; and

                  WHEREAS, the Additional Pledgor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

                  NOW, THEREFORE, IT IS AGREED:

                  1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Pledgor, as provided in
Section 8.15 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Pledgor thereunder with the same force and effect as if originally named therein as a Pledgor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Pledgor thereunder. In furtherance of the foregoing, the Additional Pledgor, as security for the payment and performance in full of the Obligations, does (x) hereby create and grant to the Administrative Agent, its successors and assigns, for the benefit of the other Secured Parties a security interest in all of the Additional Pledgor's right, title and interest in and to the Collateral of the Additional Pledgor and (y) jointly and severally with the other Guarantors, unconditionally and irrevocably guarantees the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity by

                                Annex I - Page 1
acceleration or otherwise) of the Borrower Obligations. Each reference to a "Subsidiary", a "Pledgor" or a "Guarantor" in the Guarantee and Collateral Agreement shall be deemed to include the Additional Pledgor. The Guarantee and Collateral Agreement is hereby incorporated herein by reference. The information set forth in Annex 1-A hereto (A) is true and correct as of the date hereof in all material respects and (B) is hereby added to the information set forth in Schedules ____________(1) to the Guarantee and Collateral Agreement and the Schedules shall be deemed so amended. The Additional Pledgor hereby represents and warrants that [(i)] each of the representations and warranties contained in
Section 4 of the Guarantee and Collateral Agreement applicable to it is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date [and, (ii) that it is not a person primarily engaged in the business of transmitting communications electrically, electromagnetically or by light].(2)

                  2. Intercreditor Agreement. By executing and delivering this Assumption Agreement, the Additional Pledgor, as provided in Section 1 of the Intercreditor Agreement, hereby becomes a party to the Intercreditor Agreement with the same force and effect as if originally named therein as a party thereto and, without limiting the generality of the foregoing, hereby expressly assumes all obligations applicable to it thereunder.

                  3. Representations of Additional Pledgor. The Additional Pledgor represents and warrants to the Administrative Agent for the benefit of the Secured Parties that this Assumption Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  4. Counterparts; Binding Effect. This Assumption Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which taken together shall constitute a single contract. This Assumption Agreement shall become effective when (a) the Administrative Agent shall have received a counterpart of this Assumption Agreement that bears the signature of the Additional Pledgor and (b) the Administrative Agent has executed a counterpart hereof. Delivery of an executed counterpart of a signature page of this Assumption Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Assumption Agreement.

                  5. Full Force and Effect. Except as expressly supplemented hereby, the Guarantee and Collateral Agreement shall remain in full force and effect.

--------------------
(1)      Refer to each Schedule which needs to be supplemented.

(2) If the Additional Pledgor is a "Transmitting Utility," delete this sub-clause and add such Additional Pledgor to Schedule 4.10.

                                Annex I - Page 2

                  6. Severability. Any provision of this Assumption Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability in such jurisdiction of the remaining provisions hereof and of the Guarantee and Collateral Agreement; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  7. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 8.2 of the Guarantee and Collateral Agreement. All communications and notices hereunder to the Additional Pledgor shall be given to it at the address set forth under its signature below.

                  8. Fees and Expenses. The Additional Pledgor agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with the extension and delivery of this Assumption Agreement, including the reasonable fees and disbursements of outside counsel for the Administrative Agent.

                  9. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                Annex I - Page 3

                  IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

                                          [ADDITIONAL PLEDGOR]

                                          By: __________________________________
                                              Name:
                                              Title:

AGREED TO AND ACCEPTED

LEHMAN COMMERCIAL PAPER INC.,
as Administrative Agent

By: ______________________________
    Name:
    Title:

                                Annex I - Page 4

                                                                    EXHIBIT A TO
                                              GUARANTEE AND COLLATERAL AGREEMENT

                           Existing Control Agreement

                               Exhibit A - Page 1

                                                                  EXECUTION COPY

                       GUARANTEE AND COLLATERAL AGREEMENT

                                     made by

                           RURAL CELLULAR CORPORATION

                                       and

                         THE OTHER PLEDGORS FROM TIME TO
                               TIME A PARTY HERETO

                                   in favor of

                          LEHMAN COMMERCIAL PAPER INC.,
                             as Administrative Agent

                           Dated as of March 25, 2004

                                TABLE OF CONTENTS

                                                                                                     Page
                                                                                                     ----
SECTION 1 DEFINED TERMS.......................................................................         2
         1.1        Definitions...............................................................         2
         1.2        Other Definitional Provisions.............................................         8

SECTION 2 GUARANTEE...........................................................................         8
         2.1        Guarantee.................................................................         8
         2.2        Right of Contribution.....................................................         9
         2.3        No Subrogation............................................................        10
         2.4        Amendments, etc. with respect to the Borrower Obligations.................        10
         2.5        Guarantee Absolute and Unconditional......................................        10
         2.6        Reinstatement.............................................................        11
         2.7        Payments..................................................................        12
         2.8        Information...............................................................        12

SECTION 3 GRANT OF SECURITY INTEREST..........................................................        12

SECTION 4 REPRESENTATIONS AND WARRANTIES......................................................        13
         4.1        Title; No Other Liens.....................................................        14
         4.2        Perfected First Priority Liens............................................        14
         4.3        Jurisdiction of Organization; Chief Executive Office......................        15
         4.4        Inventory and Equipment...................................................        15
         4.5        Pledged Securities........................................................        15
         4.6        Receivables...............................................................        16
         4.7        Intellectual Property.....................................................        16
         4.8        Deposit Accounts; Securities Accounts.....................................        16
         4.9        FCC Licenses..............................................................        16
         4.10       Transmitting Utility......................................................        16
         4.11       Commercial Tort Claims....................................................        16
         4.12       Letter-of-Credit Rights...................................................        17
         4.13       Material Collateral.......................................................        17

SECTION 5 COVENANTS...........................................................................        17
         5.1        Covenants in Credit Agreement.............................................        17
         5.2        Delivery of Instruments and Chattel Paper.................................        17
         5.3        Intentionally Omitted.....................................................        17
         5.4        Maintenance of Perfected Security Interest; Further Documentation.........        17
         5.5        Changes in Locations, Name, etc...........................................        18
         5.6        Notices...................................................................        18
         5.7        Pledged Securities; Securities Accounts; Deposit Accounts.................        18
         5.8        Receivables...............................................................        20
         5.9        Intellectual Property.....................................................        20
         5.10       Electronic Chattel Paper and Transferable Records.........................        21

                                TABLE OF CONTENTS
                                   (Continued)

                                                                                                     Page
                                                                                                     ----
         5.11       FCC Compliance............................................................        22
         5.12       Letter-of-Credit Rights...................................................        22
         5.13       Commercial Tort Claims....................................................        22
         5.14       Alexandria Regulatory Reserve Account.....................................        22
         5.15       License-Only Subsidiaries.................................................        23
         5.16       Permitted Control Agreement...............................................        25

SECTION 6 REMEDIAL PROVISIONS.................................................................        27
         6.1        Certain Matters Relating to Receivables...................................        27
         6.2        Communications with Obligors; Pledgors Remain Liable......................        27
         6.3        Pledged Securities........................................................        28
         6.4        Proceeds to be Turned Over to Administrative Agent........................        29
         6.5        Application of Proceeds...................................................        30
         6.6        Code and Other Remedies...................................................        30
         6.7        Private Sale..............................................................        31
         6.8        Deficiency................................................................        31
         6.9        Grant of License to Use Intellectual Property.............................        31
         6.10       Bankruptcy................................................................        32
         6.11       Changes in Applicable Law.................................................        32

SECTION 7 THE ADMINISTRATIVE AGENT............................................................        33
         7.1        Administrative Agent's Appointment as Attorney-in-Fact, etc...............        33
         7.2        Duties of Administrative Agent............................................        35
         7.3        Filing of Financing Statements............................................        35
         7.4        Authority of Administrative Agent.........................................        36

SECTION 8 MISCELLANEOUS.......................................................................        36
         8.1        Amendments in Writing.....................................................        36
         8.2        Notices...................................................................        36
         8.3        No Waiver by Course of Conduct; Cumulative Remedies.......................        37
         8.4        Enforcement Expenses; Indemnification.....................................        37
         8.5        Successors and Assigns....................................................        38
         8.6        Set-Off...................................................................        38
         8.7        Counterparts; Binding Effect..............................................        38
         8.8        Severability..............................................................        38
         8.9        Section Headings..........................................................        39
         8.10       Integration...............................................................        39
         8.11       GOVERNING LAW.............................................................        39
         8.12       Submission To Jurisdiction; Waivers.......................................        39
         8.13       Acknowledgments...........................................................        39
         8.14       WAIVER OF JURY TRIAL......................................................        40
         8.15       Additional Pledgors.......................................................        40

                                TABLE OF CONTENTS
                                   (Continued)

                                                                                                     Page
                                                                                                     ----
8.16       Releases..................................................................                 40

SCHEDULES

4.2     -    Filings And Other Actions Required To Perfect Security
4.3     -    Jurisdiction of Organization and Location of Chief Executive Office
4.4     -    Inventory and Equipment
4.5     -    Description of Pledged Securities
4.7     -    Intellectual Property
4.8     -    Deposit Accounts/Securities Accounts/Commodity Accounts
4.9     -    Licenses
4.10    -    Transmitting Utilities
4.11    -    Commercial Tort Claims
4.12    -    Letter-of-Credit Rights
8.2     -    Interests Notice Address of Pledgors

ANNEXES

I       -    Form of Assumption Agreement

EXHIBITS

A         -       Existing Control Agreement